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Exhibit 10.2

LOAN AGREEMENT

By and Among

PDS GAMING CORPORATION,

PDS GAMING CORPORATION-NEVADA,

PDS FINANCIAL CORPORATION-MISSISSIPPI,

PDS GAMING CORPORATION-COLORADO,

and

BREMER BUSINESS FINANCE CORPORATION

DATED AS OF AUGUST 6, 2001

MASTER LOAN AGREEMENT

    THIS AGREEMENT is made as of August 6, 2001, by and among PDS GAMING CORPORATION, a Minnesota corporation ("PDS"), PDS GAMING CORPORATION-NEVADA, a Nevada corporation ("PDS-Nevada"), PDS FINANCIAL CORPORATION-MISSISSIPPI, a Mississippi corporation ("PDS-MS"), and PDS GAMING CORPORATION-COLORADO, a Colorado corporation ("PDS-CO") (PDS, PDS-Nevada, PDS-MS and PDS-CO are jointly and severally, the "Borrower") and Bremer Business Finance Corporation, a Minnesota corporation (the "Lead Lender").

RECITALS

    A.  Whereas, Borrower has requested that Lead Lender make available to Borrower a multiple advance credit facility in an aggregate principal amount of Five Million One Hundred Fifty Thousand and 00/100 Dollars ($5,150,000.00) (the "Loan") evidenced by a promissory note of Borrower in favor of Lead Lender (the "Note"); and

    B.  Whereas, the Loan is secured by a Master Security Agreement dated the date hereof between Borrower and Lender (as such Master Security Agreement may be amended from time to time, the "Security Agreement").

    C.  Whereas, pursuant to a Participation Agreement of even date herewith among the Lead Lender and various loan participants in the Loan (the "Participants"), the Participants have appointed the Lead Lender as servicer for the performance of certain duties called for in this Agreement.

    D.  Lead Lender is willing to make advances under the Loan to Borrower upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.  Definitions.

        a.  "Addendum and Assignment" is defined in the Security Agreement.

        b.  "Capitalized Cost to Lessee" means the fair market value of the Equipment as of the date of the Contract as reasonably determined by Borrower in accordance with FASB 13, excluding any charges for insurance, maintenance, delivery and sales or use taxes.

        c.  "Closing Date" means the date hereof.

        d.  "Collateral" is defined in the Security Agreement.

        e.  "Contract" means any Contract between the Borrower and an Obligor which is identified in an Addendum and Assignment, and which meets the eligibility criteria set forth in Exhibit A attached hereto.

        f.   "Delinquent Contract" means any Contract where payment in full of all installments then due has not been made within 30 days of the due date or where any other default has occurred and such default has continued for a period of at least 30 days.

        g.  "Equipment" is defined in the Security Agreement.

        h.  "Equipment Value" means, (i) with respect to any Contract which is an installment sales contract or installment note, the sales price of the Equipment subject to such Contract, excluding sales or use tax, delivery charges, installation charges and any security deposit that is or will be applied as a credit against any installment payment in whatever form collected; (ii) with respect to any Contract which is a finance lease, the Capitalized Cost to Lessee, excluding sales or use tax, delivery charges, installation charges and any security deposit that is or will be applied as a credit against any rent payment; and (iii) with respect to any Contract which is an operating lease, the Capitalized Cost to Lessee, excluding sales or use tax, delivery charges, installation charges and any security deposit that is or will be applied as a credit against any rent payment.

        i.   "GAAP" means generally accepted accounting principles as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

        j.   "Loan Documents" means this Agreement, the Note, the Security Agreement, the Addendum and Agreement, the Repossession Agreement, the UCC-1 and UCC-3 Financing Statements, and all other documents, instruments or agreements (excluding the Contracts) necessary to give effect to this Agreement and the transaction contemplated hereby.

        k.  "Maturity Date" means August 31, 2004.

        l.   "Note" means the promissory note of the Borrower in the amount of $5,150,000 dated of even date herewith substantially in the form of Exhibit "B"hereto.

        m.  "Obligor" means, with respect to any Contract, the person identified on a Contract as the lessee or purchaser.

        n.  "Repossession Agreement" means that certain Repossession and Remarketing Agreement by and between Borrower and Lead Lender dated the date hereof, as it may be amended from time to time.

        o.  "Required Payment Amount" means as of any Installment Payment Date (as defined in Note), that amount equal to the monthly amount necessary to fully amortize the then outstanding principal balance and accrued interest under the Note in equal monthly installments by the Maturity Date, together with payment of the Servicing Fee described in the Note.

    2.  The Credit Facility.  Subject to and upon the terms and conditions hereof, and in reliance upon the representations and warranties of the Borrower herein, Lender will make the Loan to Borrower in multiple advances (each an "Advance") from time to time, at such time and in such amount as to each "Advance Request" (as defined in Section 3) as Borrower may request up to but not exceeding an aggregate principal amount of $5,150,000.00 for the purpose of funding Contracts to certain Obligors, and to pay all related transaction costs. The Loan will be advanced based on multiple Advance Requests (as hereafter defined) but will not be a revolving credit facility and Borrower may not borrow, repay and re-borrow amounts advanced. Advances will be made from the "Escrow", as defined in Section 3. The Advance amount of any Advance Request shall not exceed ninety percent (90%) of the Equipment Value of each Contract identified in the respective Advance Request, or of all the Contracts identified in each such Advance Request, and each Advance Request shall support an Advance in an amount not less than five hundred thousand dollars ($500,000). Each Contract shall support an Advance in an amount not less than $500,000; provided, however, that up to eight (8) Contracts identified on all Advance Requests submitted hereunder may support Advances in an amount of $250,000 to $500,000. The Loan shall bear interest at the rate of ten and a half percent (10.5%) per annum. The Loan shall be payable over a thirty-six (36) month term. Commencing September 1, 2001 and continuing on each Installment Payment Date (as defined in the Note) thereafter, Borrower shall pay installments of principal and interest equal to the Required Payment Amount; provided that the unpaid principal balance of the Note, interest accrued thereon and all charges payable pursuant to the terms of the Note shall become due and payable in full on the earlier to occur of the following: (i) the Maturity Date, (ii) the occurrence of an Event of Default and (iii) the Installment Payment Date (as defined in the Note) next following the Installment Payment Date on which the unpaid principal balance of the Note declines below $25,000. Any prepayments made on any Contract shall be used to prepay the Loan to the extent required by the Security Agreement. The Note may be prepaid in whole or in part at any time, provided that any prepayment shall be made on thirty (30) days' advance written notice to Lead Lender and shall be made only on a regularly scheduled Installment Payment Date and any partial prepayment shall be made in denominations of no less than $100,000. After a prepayment, the then outstanding principal balance and accrued interest will be reamortized over the period remaining between the date of prepayment and the Maturity Date. All amounts paid in respect of the Note shall be applied in accordance with the Note and the Security Agreement. All payments and prepayments of the principal of and interest on the Loan shall be made by Borrower to Lead Lender pursuant to the terms of the Note and the other Loan Documents, and shall be made by wire transfer in accordance with Lead Lender's instructions.

    3.  Borrowing Procedure and Disbursement of Loan Proceeds.  On the date hereof, Lead Lender has disbursed to Borrower $            for payment of closing costs for the Loan. The balance of the Loan in the amount of $            will be advanced under the Note and deposited in an interest bearing account with or maintained by Lead Lender (the "Escrow"). Each time Borrower desires to obtain a disbursement from the Escrow, Borrower shall submit to Lead Lender a written advance request, duly signed by Borrower, substantially in the form of Exhibit C attached hereto (each an "Advance Request"). Each Advance Request shall be submitted by the Borrower to Lead Lender at least five (5) business days prior to the date of the requested Advance. Each Advance Request shall specify (i) the advance date (which shall be a business day), (ii) the Equipment being acquired or financed therewith and the Equipment Value thereof, (iii) the terms of and parties to the Contract(s) to which such Equipment will be sold or leased, and (iv) the amount of the requested Advance, and shall set forth the information requested therein. Unless Lead Lender reasonably determines any applicable condition specified in this Agreement has not been satisfied, Lead Lender will make the amount of the requested Advance available to Borrower at Lead Lender's principal office in St. Paul, Minnesota, not later than 5:00 p.m., St. Paul time, on the requested advance date. Borrower shall be obligated to repay the Loan notwithstanding the fact that the person requesting any Advance was not in fact authorized to do so. The proceeds of the Loan will be advanced or disbursed to Borrower as described herein upon delivery to Lead Lender of the following documents or other items:

        a.  Items Necessary at time this Agreement is Executed:

          (i) The Loan Documents, each executed by the Borrower in favor of Lead Lender;

          (ii) Resolutions of the Executive Committee of the Board of Directors (together with sufficient documentation of such Committee's appointment and authority) or of the Board of Directors of each of the Borrowers, authorizing the execution, delivery and performance of the Loan Documents and related documents and the transactions contemplated thereby;

          (iii) Evidence in form and substance acceptable to Lead Lender that Borrowers have all licenses necessary to carry on business and to enable them to perform their obligations under the Repossession Agreement, including without limitation all licenses required under Nevada, Colorado and Mississippi gaming laws for the operation of Borrowers' businesses;

          (iv) Articles of Incorporation of PDS, a copy of the Bylaws of PDS, and an unqualified certificate of good standing for PDS issued by the Minnesota Secretary of State;

          (v) Articles of Incorporation of PDS-Nevada, a copy of the Bylaws of PDS-Nevada, and an unqualified certificate of good standing for PDS-Nevada issued by the Nevada Secretary of State;

          (vi) Articles of Incorporation of PDS-MS, a copy of the Bylaws of PDS-MS, and an unqualified certificate of good standing for PDS-MS issued by the Mississippi Secretary of State;

          (vii) Articles of Incorporation of PDS-CO, a copy of the Bylaws of PDS-CO, and an unqualified certificate of good standing for PDS-CO issued by the Colorado Secretary of State;

          (viii) UCC searches with respect to each Borrower;

          (ix) Certificates of insurance and insurance endorsements required hereby;

          (x) The favorable opinion of Borrower's legal counsel as to the due and valid existence of each Borrower; as to the valid and binding nature of and enforceability of all Loan Documents with respect to each Borrower; as to the absence of default and conflicts by each Borrower' and to such other matters incident to the transactions herein contemplated as Lead Lender may require; and

          (xi) Such additional certificates and agreements as the Lead Lender reasonably determines are necessary or appropriate.

        b.  Borrower Items Necessary Before any Advance:

          (i) An Addendum and Assignment and UCC-1 and UCC-3 Financing Statements, each executed by Borrower in favor of Lead Lender with respect to the Contract(s) being financed with the requested Advance, and an assignment of Borrower's interest as secured party with respect to the related Equipment;

          (ii) With respect to each of the Contracts in which Borrower is granting a security interest to Lead Lender pursuant to the Addendum and Assignment, the executed original of each such Contract, with all collateral schedules, and copies of such additional instruments, documents, certificates, searches and reports as Borrower has obtained in connection with such Contract;

          (iii) A Notice, Consent and Acknowledgment of Assignment with respect to the Contract(s) being financed with the requested Advance, duly executed by Borrower;

          (iv) Updated UCC searches with respect to each Borrower who is requesting an Advance;

          (v) Except as to financing statements in favor of Lead Lender, UCC-3 (or other applicable) financing statements terminating conflicting security interests filed with respect to the Contracts and the Equipment identified in the applicable Advance Request;

          (vi) Certificates of insurance and insurance endorsements required hereby;

          (vii) All other items as may be required pursuant to the eligibility criteria set forth in Exhibit A attached hereto.

        c.  Obligor Items Necessary Before any Advance:

          (i) A Notice, Consent and Acknowledgment of Assignment duly executed by the Obligor under each Contract being financed with the requested Advance;

          (ii) UCC-1 Financing Statements, executed by the Obligor in favor of Borrower and assigned to the Lead Lender with respect to the Contract(s) being financed with the requested Advance, and the related Equipment and releases, terminations or other appropriate filings, if any;

          (iii) Certificates of insurance and insurance endorsements required hereby;

          (iv) All other items as may be required pursuant to the eligibility criteria set forth in Exhibit A attached hereto.

    4.  Representations and Warranties of Borrower.  In order to induce Lead Lender to advance the proceeds of the Loan, pursuant to Advance Requests, Borrower (and each Borrower, as applicable) hereby represents and warrants to Lead Lender as follows:

        a.  PDS is a corporation duly organized and validly existing under the laws of the State of Minnesota. PDS-Nevada is a corporation duly organized and validly existing under the laws of the State of Nevada. PDS-MS is a corporation duly organized and validly existing under the laws of the State of Mississippi. PDS-CO is a corporation duly organized and validly existing under the laws of the State of Colorado. Borrower is duly qualified to do business and is in good standing in every other jurisdiction wherein the nature of its business or the character of its properties makes such qualification necessary and where failure to be so qualified and in good standing, in the aggregate, would not have a material adverse effect on the business, properties, operations, assets, liabilities or condition (financial or otherwise) of such Borrower. Borrower (and each Borrower, as applicable) has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted.

        b.  Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform its obligations hereunder and thereunder. The execution, delivery and performance by Borrower of the Loan Documents and any and all other documents and transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action, will not violate any provision of law or of the Articles of Incorporation or the Bylaws of Borrower or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected, except for that certain agreement with U.S. Bank and the Release(s) issued thereunder. The Loan Documents have been executed and delivered to the Lead Lender by an appropriate officer of Borrower who is authorized by and specified in Borrower's Bylaws to execute and so deliver such agreements. Borrower is not in violation of or subject to any contingent liability on account of any statute, law, rule, ordinance, order, writ, injunction or decree to the extent that such violation or contingent liability would result in a material adverse effect on the condition (financial or otherwise), business, properties, or assets of Borrower. As used herein, material adverse effect means a violation or contingent liability that would result in a cost or loss to Borrower of $500,000.00 or more.

        c.  The Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

        d.  There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any basis therefor, which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of Borrower or which would question the validity of the Loan Documents or any instrument, document or other agreement related hereto or required hereby, or impair the ability of Borrower to perform its obligations under the foregoing agreements.

        e.  Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto (collectively "Licenses"), to conduct its business substantially as now conducted and as presently proposed to be conducted. Each License is validly issued and in full force and effect. Borrower has fulfilled and performed all of its obligations with respect thereto. No event has occurred which: (1) results in, or after notice or lapse of time or both would result in, suspension, surrender, failure to renew, revocation or termination of any material License; or (2) materially and adversely affects or in the future may (so far as Borrower can now reasonably foresee) materially adversely affect any of the rights of Borrower thereunder. Borrower is not a party to and Borrower does not have any knowledge of any notice of violation, order or complaint issued by or before any court or regulatory body or of any other proceedings which could in any manner result in suspension, surrender, failure to renew, revocation or termination of any material License or otherwise threaten or adversely affect the validity or continued effectiveness of the Licenses of Borrower. Borrower has no reason to believe that any Licenses will not be renewed in the ordinary course. Borrower has fully cooperated with every regulatory body having jurisdiction over any of the Licenses or the activities of Borrower with respect thereto, and Borrower has filed all material reports, applications, documents, instruments, and information required to be filed by it pursuant to applicable laws, rules and regulations. Borrower has posted all required bonds required under its Licenses.

        f.   Borrower owns the Contracts constituting part of the Collateral, subject to no prior security interests, assignments, liens or encumbrances at the time of closing. Lead Lender has (or shall have in the context of each Advance Request) a valid first perfected security interest in the Collateral subject to no prior security interests or encumbrances. The security interest of Lead Lender has been recorded with the appropriate recording offices, and the Lead Lender's security interest in the Equipment is a first priority perfected security interest, subject only to the rights of the Obligors and Borrowers under the Collateral.

        g.  No director, shareholder, officer, employee of or consultant to Borrower is prohibited by law, regulation, contract or the terms of any license, franchise, permit, certificate, approval or consent from participating in the business of Borrower as director, shareholder, officer, employee of or as consultant to Borrower.

        h.  Except with respect to reporting and compliance requirements of the regulatory gaming authorities in the jurisdictions in which either Borrowers or the Obligors conduct business, no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of the Loan Documents or any of the agreements or instruments contemplated thereby to which Borrower is a party, or in connection with the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

        i.   Borrower has filed all local, state, federal and other tax returns required to be filed by it and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof. Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of local, state and federal or other income or excess profits tax returns of Borrower for prior years.

        j.   Borrower does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature.

        k.  All financial and other information provided to Lead Lender by or on behalf of Borrower in connection with Borrower's request for the Loan fairly presented the financial condition of Borrower as of the dates thereof and disclosed fully all liabilities of Borrower. Since the date of such financial and other information, there has been no material adverse change in the financial condition of Borrower.

        l.   Each qualified retirement plan of Borrower, if any, presently conforms to and is administered in a manner consistent with the Employee Retirement Income Security Act of 1974.

        m.  As of the date hereof, no Contract is a Delinquent Contract, and each Obligor under each Contract satisfies the Borrower's standard underwriting and credit criteria.

        n.  Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

        o.  No proceeds of the Loan will be used to acquire any security in any transaction, which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

        p.  The transaction evidenced by this Agreement does not violate any law pertaining to usury or the payment of interest on loans.

        q.  Borrower will use the proceeds of the Loan solely for lawful and proper corporate purposes of Borrower.

      5.  Affirmative Covenants. Borrower covenants and agrees as follows:

        a.  Borrower will use the proceeds of each Loan solely for the financing of Contracts to certain casino/gaming operators.

        b.  Borrower will pay all of its taxes (including payroll and withholding taxes), levies, assessments and governmental charges prior to the time when any penalties or interest accrue, unless contested in good faith with an adequate reserve for payment.

        c.  Borrower will continue the conduct of its business, maintain its corporate existence, maintain all rights, licenses and franchises necessary or desirable in the normal conduct of its business, comply with all rules, regulations and orders of any governmental or other authority or agency and all applicable federal and state laws and regulations. Without in any way limiting the generality of the foregoing, the Borrower will maintain all licenses required under Nevada, Colorado and Mississippi gaming laws for the operation of each Borrower's business, and will timely file all reports as any applicable gaming commission, or authority, may from time to time require or request.

        d.  Borrower shall use best efforts to cause the Obligors to maintain and service the Equipment so as to keep such Equipment in good operating condition, ordinary wear and tear from normal use excepted.

        e.  Borrower will deliver to Lead Lender:

          (i) Within one hundred twenty (120) days after the end of each fiscal year, the consolidated audited financial statements of Borrower for such fiscal year, certified (without qualification as to the opinion or scope of examination) by a firm of independent certified public accountants selected by Borrower and acceptable to Lead Lender.

          (ii) Within forty-five (45) days after the end of each fiscal quarter, consolidated quarterly financial statements of Borrower, together with a compliance certificate in the form attached hereto as Exhibit D.

          (iii) Upon the reasonable request of Lead Lender, all backup data regarding the Contracts and the Equipment.

          (iv) Copies of any and all reports, filings, financial statements or other information as and when filed with the United States Securities and Exchange Commission and with any gaming authorities (only in connection with the Loan, the Contracts, the Equipment, or Lead Lender), and copies of all information and notices as and when delivered to Borrower's shareholders.

          (v) Promptly upon becoming aware thereof, notice of any default with respect to any other indebtedness, whether owed to Lead Lender, or any other creditor.

        f.   Upon reasonable notice of not less than 48 hours, Borrower will permit any officer, employee, attorney or accountant for Lead Lender or any Participant to review, make extracts from, or copy any and all corporate and financial books and records of Borrower relating to the Contracts at all times during ordinary business hours, to send and discuss with Obligors requests for verification of amounts owed to Borrower if Lead Lender or any Participant has a reasonable basis for believing such a verification is necessary, and to discuss the affairs of Borrower with any of its officers. After the occurrence of an Event of Default, the rights to review and copy books and records shall not be limited to those relating to the Contracts but will be all of Borrower's books and records, and no prior notice to Borrower shall be required.

        g.  Borrower will provide Lead Lender with an insurance certificate, issued by Obligor's insurer, in form and content and from an insurer acceptable to Lead Lender, providing for ten (10) days' written notice to Lead Lender of cancellation or non-renewal (without qualification), and evidencing the following categories and amounts of coverage:

          (i) Comprehensive public liability coverage for the Obligor.

          (ii) Comprehensive physical damage insurance for the full insurable value of the Equipment, naming the Lead Lender as loss payee, as its interests may appear.

          (iii) If circumstances warrant, warehouse and transportation insurance on the Equipment which is being stored or transported, as the case may be, for the full insurable value of the Equipment naming the Lead Lender as loss payee.

          (iv) With respect to any Equipment which is located on any ship or which is otherwise subject to any maritime laws, shipwreck, piracy, abandonment and hull insurance in such amounts as Lead Lender may request, with lender's loss payable endorsement provided to Lead Lender.

        h.  Borrower will notify Lead Lender promptly of (i) any material disputes or claims by any Obligor; (ii) any Equipment returned to or recovered by Borrower or damaged, destroyed or stolen from Borrower or an Obligor; (iii) any change in the persons constituting the directors or officers of any Borrower; (iv) the occurrence of any breach, default or event of default by or attributable to any Borrower under this Agreement or any of the Loan Documents; (v) the occurrence of any breach, default or event of default by or attributable to any Obligor under the Obligor's Contract; and (vi) any event which may have any effect on the enforceability or priority of any lien in favor of Lead Lender, or on the ability of Borrower or the Obligor to perform its obligations under the Loan Documents or any Contract, as the case may be.

        i.   Borrower will notify Lead Lender in writing promptly after the commencement of any lawsuit, legal proceeding or proceedings before any governmental or regulatory agency against Borrower which may have a material adverse effect on the Loan, the Contracts, the Equipment, Lead Lender or any Participant or the business of Borrower. As used herein, material adverse effect means a lawsuit or proceeding involving a potential cost or loss of $500,000.00 or more.

        j.   With respect to any Delinquent Contract, Borrower shall comply with Section 7 of this Agreement.

        k.  Borrower will keep full and complete books of record and accounts for itself and other records reflecting the results of each Borrower's operations, all in accordance with GAAP.

        l.   At any time upon request from Lead Lender after the occurrence of an Event of Default, Borrower will cause the Obligors under the Contracts, which constitute a part of the Collateral to be notified to make payment directly to Lead Lender, or Lead Lender may effect such notice, and Lead Lender shall be entitled to take control of any proceeds thereof.

        m.  After the occurrence of an Event of Default, all proceeds of Collateral not released from the lien of the Security Agreement pursuant to the Security Agreement, including without limitation, proceeds from the sale or re-leasing of the Equipment, proceeds of insurance and all other unscheduled recoveries, shall be paid by Borrower into a collateral account administered by Lead Lender in the manner described in the Security Agreement.

        n.  In the event any Equipment has been repossessed, Borrower shall pay promptly to Lead Lender the proceeds of the sale or other disposition of the Equipment, together with a cash payment equal to any additional amount necessary to fully pay the unamortized amount of the Loan proceeds advanced with respect to Contract(s) relating to such Equipment.

        o.  In the event any Equipment is damaged, destroyed, lost or stolen, Borrower shall pay promptly to Lead Lender the proceeds of any insurance on the Equipment, together with a cash payment equal to any additional amount necessary to fully pay the unamortized amount of the Loan proceeds advanced with respect to Contract(s) relating to such Equipment.

        p.  Borrower shall service the Contracts, which form a part of the Collateral in accordance with the industry standards applicable to servicers of such contracts, and Borrower shall have ultimate responsibility for such servicing. If Borrower shall fail in any material respect in the performance of its duties hereunder, and such failure shall continue for thirty (30) days, Lead Lender shall appoint a servicer, chosen at the discretion of Lead Lender (which may include, but not be limited to, Lead Lender), to perform such duties, and Borrower shall promptly make available to such servicer all books and records in any and all formats with respect to the Collateral, and shall also make available to the servicer without fee any and all computer software necessary to service the Collateral. Fees of such replacement servicer shall be paid in the manner described in the Security Agreement.

        q.  Borrower will provide notice to all applicable gaming authorities, to the extent required by the applicable gaming law, of Lead Lender's security interest in the Contracts and the Equipment.

        r.  After the occurrence of an Event of Default and not later than two (2) days prior to a date on which a payment is due under the Note, Borrower shall provide Lead Lender with a detailed report with respect to all monies, if any, deposited in the collateral account pursuant to the Security Agreement, including amounts paid in respect of Payments on all Contracts (as due and as a prepayment) and amounts paid in respect of interest. The report shall be prepared in such manner as may be required by Lead Lender for purposes of properly applying funds in accordance with the Security Agreement, if applicable.

        s.  With respect to each of the Contracts, Borrower shall: (i) perform all acts necessary to preserve the validity and enforceability of each such Contract; (ii) take all actions reasonably necessary to assist Lead Lender in collecting when due all amounts owing to Borrower with respect to each such Contract; (iii) at all times keep accurate and complete records of performance by Borrower and the Obligor under each such Contract; and (iv) upon request of Lead Lender verify with the Obligor under each Contract the payments due to Borrower under such Contract, except that (A) prior to the occurrence of an Event of Default or an event which with the passage of time or the giving of notice, or both, would be an Event of Default, such requests shall not occur any more frequently than once each year and (B) after the occurrence and during the continuance of an Event of Default or an event which with the passage of time or the giving of notice, or both, would be an Event of Default such requests may occur as often as Lead Lender shall require.

        t.   Borrower will store the Equipment (which is not in the possession of an Obligor) only in the Borrower's warehouses or in bonded warehouses.

        u.  Borrower shall maintain at all times a tangible net worth ("Tangible Net Worth") in an amount of not less than $6,000,000 plus 15% of positive Net Income earned after May 1, 2001.

        v.  Borrower shall have a Cash Flow Ratio of not less than 1.5 to 1.0 as of the end of each calendar quarter measured on a trailing twelve (12) month basis. As used herein, "Cash Flow Ratio" means the ratio of (a) net income plus interest expense, income taxes, depreciation and amortization to (b) interest expense plus dividends.

        w.  Borrower shall maintain at all times a Leverage Ratio not to exceed 7:1. Leverage Ratio is defined as: total debt (total liabilities less subordinated debts, non-recourse debt, and deferred funds) divided by Tangible Net Worth.

      6.  Negative Covenants. Borrower (and each Borrower, as applicable) covenants and agrees that, except with the prior written approval of Lead Lender:

        a.  Borrower will not create, incur or cause to exist any mortgage, security interest, encumbrance, lien or other charge of any kind upon any of the Collateral, whether now owned or hereafter acquired, except for the security interests created by the Loan Documents. Except as permitted by the Security Agreement, Borrower will not sell, dispose of, lease, mortgage, assign, sublet or transfer all or any part of Borrower's right, title or interest in or to all or any portion of the Collateral.

        b.  Borrower will not substantially alter the general nature of the business in which it is engaged, or engage in any line of business materially different in relation to the transactions contemplated by this Loan Agreement from its current business.

        c.  Borrower will not permit any material breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower which is not cured within the applicable cure provisions thereof.

        d.  Other than negotiating termination value as may be set forth in any Contract "Purchase Options", Borrower will not materially amend, supplement, modify, compromise or waive any of the terms of any Contract, without the prior written consent of Lead Lender, provided that Borrower will have the right to substitute Equipment subject to any Contract with other Equipment that is like-kind in value as long as Borrower files an amended or updated UCC financing statement signed by Lead Lender as to the substituted Equipment within the time period required by the law of the applicable jurisdiction to perfect a purchase money security interest and delivers such filed financing statements to Lead Lender.

        e.  Borrower will not make any payments on any of Borrower's indebtedness to any of Borrower's affiliated entities, or to any of Borrower's shareholders, officers, directors or employees, following the occurrence of and during the continuance of an Event of Default or a failure to comply with a covenant contained in Section 5 or this Section 6.

        f.   After delivery of the Equipment to Obligor, Borrower will not cause or allow any movement of the Equipment, except as permitted in this Agreement or in connection with any repossession by Borrower of such Equipment.

      7.  Delinquent Contracts. So long as no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default has occurred under this Agreement, Delinquent Contracts that are in monetary default only may remain part of the Collateral provided that (i) Borrower gives written notice to Lead Lender within thirty (30) days of each monthly monetary default; and (ii) the defaults by the Obligor do not exceed three (3) consecutive monthly payments or a total of six (6) nonconsecutive monthly payments. With respect to Delinquent Contracts that are in monetary default beyond the limitations of the foregoing sentence, Borrower shall within thirty (30) days, either (i) pay to Lead Lender an amount equal to the outstanding balance of the Loan proceeds advanced with respect to such Contract, and such payment shall be applied to the unpaid principal balance of the Note, or (ii) execute and deliver to Lead Lender an Addendum and Assignment (and appropriate UCC financing statements and the other documents described in Section 4 hereof) respecting one or more other Contracts with an aggregate Equipment Value multiplied by 90% that is equal to or greater than the outstanding balance of the Loan proceeds advanced with respect to such Delinquent Contract, and Obligor Acknowledgment(s) relating to such Contract(s) duly executed by each Obligor under such Contract, and all such other documents, instruments and agreements as required under this Agreement or as Lead Lender may request.

      8.  Replacement Rights. Borrower may, from time to time, upon ten (10) days prior written notice to Lead Lender, obtain a release of a particular Contract from the Collateral (the "Released Contract") and substitute one or more other Contracts (the "Replacement Contract"), provided that (i) neither the Released Contract or the Replacement Contracts are Delinquent Contracts; and (ii) Borrower executes and delivers to Lead Lender an Addendum and Assignment (and appropriate UCC financing statements) respecting the Replacement Contracts(s) with an aggregate Equipment Value multiplied by 90% that is equal to or greater than the outstanding balance of the Loan proceeds advanced with respect to the Released Contract (the "Unamortized Advance"), and Obligor Acknowledgment(s) relating to the Replacement Contract(s) duly executed by each Obligor under such Contract(s), and all such other documents, instruments and agreements as required under this Agreement or as Lead Lender may request.

      9.  Returned Equipment. Certain Contracts that may be funded pursuant to the Loan will contain a provision giving the Obligor the right, under certain circumstances, to return and replace some portion of the Equipment that is subject to a particular Contract. In that event, Borrower has agreed with the Obligor to amend the Contract to reduce the obligations of the Obligor thereunder and create a new Contract for replacement Equipment. Borrower agrees that, in such event, in exchange for Lead Lender's release of its security interest in the returned Equipment (the "Returned Equipment"), Borrower will make a prepayment on the Note equal to the outstanding balance of the amount advanced by Lead Lender with respect to the Returned Equipment under the applicable Contract. Borrower agrees to provide Lead Lender with a written certification (i) identifying the Returned Equipment, (ii) the aggregate Equipment Value of the Returned Equipment, (iii) 90% of such aggregate Equipment Value that was advanced by Lead Lender in respect of the Returned Equipment and (iv) the outstanding balance of the amount advanced in respect of the Returned Equipment. Borrower also agrees to provide UCC-3 Releases to be executed by Lead Lender to release such Equipment.

      10. Event of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement and under the Loan Documents (herein called an "Event of Default"):

        a.  Borrower (and each Borrower, as the case may be) shall fail to pay any or all of the indebtedness arising out of this Agreement or Loan Documents (the "Obligations") when due or, if payable on demand, on demand and such failure shall continue for a period of five (5) days after such payment becomes due; or

        b.  Borrower (and each Borrower, as the case may be) shall fail to observe or perform any covenant or agreement binding on Borrower under this Agreement or under any other assignment, conveyance, instrument or agreement now in effect or hereafter made between Borrower and Lead Lender, or under the Loan Documents for a period of thirty (30) days; or

        c.  Borrower (and each Borrower, as the case may be) shall make any representations or warranties in this Agreement or in any such other assignment, conveyance, instrument, agreement, financial statements, reports or certificates heretofore or at any time hereafter submitted by or on behalf of Borrower to Lead Lender, and such representations or warranties, shall prove to have been false or materially misleading when made; or

        d.  As a result of a default or failure by Borrower, payment of any substantial indebtedness of Borrower (other than the Obligations and other than indebtedness of Borrower to the extent the indebtedness is non-recourse to Borrower) shall be demanded, or the maturity of any substantial indebtedness shall be accelerated, or any precondition or circumstance permitting any creditor of Borrower (acting individually or with the consent of other creditors) to accelerate the maturity of any substantial indebtedness shall have occurred; for this purpose indebtedness shall be deemed substantial if it exceeds $250,000.00; or

        e.  Any Borrower shall become insolvent or shall commit an act of bankruptcy under the United States Bankruptcy Act, or shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or for the adoption of an arrangement or plan under the United States Bankruptcy Act or shall procure or suffer the appointment of a receiver for any substantial portion of its properties, or shall initiate or have initiated against it, voluntarily or involuntarily, any act, process or proceeding under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors and such petition, receiver, act, process or proceeding shall not be dismissed or discharged within ninety (90) days; or

        f.   A garnishment summons or writ of attachment for an amount in excess of $250,000.00 shall have been issued against or served upon Lead Lender or any Participant for the attachment of any property of Borrower in the Lead Lender's or such Participant's possession or any indebtedness owing Borrower; or

        g.  Any Borrower shall have been dissolved, whether voluntarily or by operation of law; or

        h.  Any of Borrower's gaming licenses, material to this Agreement, are revoked or rescinded, lapse, or otherwise are no longer maintained by or available to Borrower.

      11. Rights and Remedies Upon Default. Upon the occurrence of an Event of Default and at any time thereafter, subject to the gaming laws of any jurisdiction in which any of the Collateral is located, the Lead Lender may exercise one or more of the following rights and remedies:

        a.  Lead Lender may declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

        b.  Subject to the rights of the Obligors, Lead Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code including, without limitation, the right to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and Borrower agrees to make the Collateral available to Lead Lender at a place to be designated by Lead Lender which is reasonably convenient to both parties. If notice to Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) calendar days prior to the date of intended disposition or other action;

        c.  Lead Lender may request Borrower to, and upon such request Borrower will, assist Lead Lender in repossessing and selling the Equipment in compliance with all applicable laws and in accordance with the Repossession Agreement (this provision in no way limits Lead Lender's ability to use any other person or entity to repossess and sell the Equipment);

        d.  Without notice or demand, Lead Lender may offset any indebtedness Lead Lender or any Participant's, or any of Lead Lender's or such Participant's successors or assigns then owe to Borrower whether or not then due, against any Obligation then owed to Lead Lender or any of its successors or assigns by Borrower, whether or not then due;

        e.  Lead Lender may exercise the recourse rights of Borrower against the Obligor on any Contracts; and

        f.   Lead Lender may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against Borrower or against any other person or property.

      12. Miscellaneous. Borrower (and each Borrower, as the case may be) agrees that:

        a.  The performance or observance of any promise or condition set forth in this Agreement may be waived in writing by Lead Lender, but not otherwise. No delay in the exercise of any power, right or remedy of Lead Lender, shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other power, right or remedy operate as a waiver thereof.

        b.  This Agreement shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lead Lender, each Participant and the successors and assigns of any of them, provided that Borrower may not transfer or assign its rights hereunder without the prior written consent of Lead Lender. This Agreement shall be effective the date written above. All rights and powers specifically conferred upon Lead Lender may be transferred or delegated by Lead Lender to any of its Participants and to Lead Lender's and Participant's successors or assigns. Except to the extent otherwise required by law, this Agreement and the transactions evidenced hereby shall be governed by the substantive laws of the State of Minnesota without regard to principles of conflicts of laws. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement or in any other agreement between Borrower and Lead Lender, and each Participant, shall survive the execution, delivery and performance of this Agreement and the creation and payment of any indebtedness to Lead Lender and each Participant. This Agreement may be executed in any number of counterparts, each of which is to be deemed to be an original and all of which constitute one agreement.

      13. Notices. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or five (5) days after depositing in the United States mail, certified or registered, postage prepaid, or when sent by confirmed facsimile, or when delivered by overnight courier.

If to Borrower:	PDS Gaming Corporation
PDS Gaming Corporation-Nevada
PDS Financial Corporation-Mississippi
PDS Gaming Corporation-Colorado
6171 McLeod Drive
Las Vegas, NV 89120
Attn:  Peter D. Cleary, President
Telephone:  (702) 736-0700
Fax: (702) 740-8692
If to Lead Lender:	Bremer Business Finance Corporation 445 Minnesota Street, Suite 2000 St. Paul, MN 55101 Attn: Jennifer Senecal Fax: (651) 312-3750

      14. Jurisdiction. The Borrower hereby submits itself to the jurisdiction of the State of Minnesota and the federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Agreement and the documents related thereto.

      15. Duties of Lead Lender With Respect to Collateral. Except with respect to the exercise of remedies under this Agreement or the Security Agreement, Lead Lender shall have no duty, responsibility or obligation of any nature whatsoever to service, collect, administer, enforce or account for the Contracts. Borrower shall service, account for, administer, collect all payments and enforce all rights with respect to such Contracts. Upon the occurrence of an Event of Default, Borrower shall deposit such payments promptly upon receipt and in the form received in the collateral account established by Lead Lender pursuant to the Security Agreement.

      16. Indemnification. Except for losses, claims, damages or liability arising out of the gross negligence or willful misconduct of Lead Lender or any Participant, Borrower agrees to indemnify and hold harmless Lead Lender or any Participant, and such Lead Lender's or Participant's officers, agents (including outside legal counsel) and employees, against any and all losses, claims, damages or liability to which Lead Lender or any Participant, and such Lead Lender's or Participant's officers, agents and employees, may become subject under any law in connection with the carrying out of the transactions contemplated by this Agreement or any other Loan Document, or the conduct of any activity related to the Equipment and to reimburse Lead Lender or any Participant, and such Lead Lender's or Participant's officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) incurred by Lead Lender or any Participant, and such Lead Lender's or Participant's officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. Lead Lender agrees, at the request and reasonable expense of Borrower, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses, which may be available to Lead Lender or such Participant. Borrower further releases and agrees to hold harmless Lead Lender and each Participant, and such Lead Lender's and such Participant's officers, agents and employees, from and against all losses, damages, penalties, liabilities, or expenses (including reasonable legal fees, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) due to or arising out of any misrepresentation of information furnished to Servicer by Borrower or out of a breach of any covenant, representation or undertaking of Borrower contained in this Agreement or any other Loan Document. Borrower's liability hereunder shall not be limited to the extent of such insurance or subject to any exclusions from coverage in any insurance policy. The provisions of this Section shall survive the payment of the Note and the Loan.

      17. Attorneys Fees and Taxes. Borrower shall reimburse Lead Lender, upon demand, for all reasonable costs and expenses actually incurred, including without limitation reasonable attorney's fees paid or incurred by Lead Lender in connection with:

        a.  The preparation or review of the Loan Documents (provided, however, that Borrower's obligation to pay legal fees to Lead Lender for legal services rendered by counsel for Lead Lender in connection with the initial preparation and review of the Loan Documents shall be limited to $15,000.00), the perfection, protection, enforcement or foreclosure of the security interests created by the Loan Documents, the protection or enforcement of the interests and collateral security of Lead Lender, as agent and servicer on behalf of the Participants, in any litigation or bankruptcy or insolvency proceeding or the prosecution or defense of any action or proceeding relating in any way to the transactions contemplated by this Agreement, travel to and from the offices and place of business of Borrower, the negotiation and preparation of the Loan Documents and all other documents necessary or desirable in connection with the original execution and delivery of Loan Documents;

        b.  Subsequent to the initial Closing, Borrower shall pay all fees and expenses of Lead Lender including reasonable attorney's fees in connection with each Advance Request and in connection with the negotiation of any amendments or modifications to any of the Loan Documents requested by or consented to by Borrower or, if an Event of Default has occurred and is continuing, requested by Lead Lender, and any related documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments or modifications; and

        c.  The enforcement by Lead Lender during the term hereof or thereafter of the rights or remedies of Lead Lender hereunder or under any of the foregoing documents, instruments or agreements, including without limitation reasonable costs and expenses of collection in the

    Event of Default, whether or not suit is filed with respect thereto and whether such costs are paid or incurred, or to be paid or incurred, prior to or after entry of judgment.

    Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by Lead Lender to be payable in connection with the Loan Documents, or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and Borrower agrees to save Lead Lender and any Participant harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, unless such omission or delay is due to gross negligence or willful misconduct on the part of Lead Lender. All such expenses, taxes or attorney's fees shall be payable to Lead Lender on demand. The obligations of Borrower under this Section shall survive the repayment of the Note and Loan.

      18. Relationship Among Borrowers.

        a.  Joint and Several Liability. BY SIGNING THIS AGREEMENT, EACH OF BORROWERS AGREES THAT IT IS LIABLE, JOINTLY AND SEVERALLY WITH THE OTHER BORROWERS, FOR THE PAYMENT OF THE NOTE AND ALL OTHER OBLIGATIONS OF BORROWERS UNDER THIS AGREEMENT, AND THAT LEAD LENDER CAN ENFORCE SUCH OBLIGATIONS AGAINST EITHER BORROWER, IN LEAD LENDER'S SOLE AND UNLIMITED DISCRETION.

        b.  Lead Lender's Rights to Administer the Loan. Lead Lender may at any time and from time to time, without the consent of, or notice to, any Borrower, without incurring responsibility to any Borrower, and without affecting, impairing or releasing any of the obligations of any Borrower hereunder:

          (i)  Alter, change, modify, extend, release, renew, cancel, supplement or amend in any manner the Loan Documents provided at least one Borrower has consented thereto, and Borrowers' joint and several liability shall continue to apply after giving effect to any such alteration, change, modification, extension, release, renewal, cancellation, supplement or amendment;

          (ii) Sell, exchange, surrender, realize upon, release (with or without consideration) or otherwise deal with in any manner and in any order any property of any person or entity mortgaged to Lead Lender or otherwise securing Borrowers' joint and several liability, or otherwise providing recourse to Lead Lender with respect thereto;

          (iii) Exercise or refrain from exercising any rights against either Borrower or others with respect to Borrowers' joint and several liability, or otherwise act or refrain from acting;

          (iv) Settle or compromise any of Borrowers' joint and several liability, any security therefor or other recourse with respect thereto, or subordinate the payment or performance of all or any part thereof to the payment of any liability (whether due or not) of either Borrower to any creditor of either Borrower, including without limitation, Lead Lender and either Borrower;

          (v) Apply any sum received by Lead Lender from any source in respect of any liabilities of either Borrower to Lead Lender to any of such liabilities, regardless of whether the Note remains unpaid;

          (vi) Fail to set off and/or release, in whole or in part, any balance of any account or any credit on its books in favor of either Borrower, or of any other person, and extend credit in any manner whatsoever to either Borrower, and generally deal with either

      Borrower and any security for Borrowers' joint and several liability or any recourse with respect thereto as Lead Lender may see fit; and/or

          (vii) Consent to or waive any breach of, or any act, omission or default under, this Agreement or any other Loan Document, including, without limitation, any agreement providing collateral security for the payment of Borrowers' joint and several liability or any other indebtedness of either Borrower.

        c.  Primary Obligation. No invalidity, irregularity or unenforceability of all or any part of either Borrower's joint and several liability or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to the other Borrower's joint and several liability, and all obligations under the Note and this Agreement are primary obligations of each Borrower.

        d.  Payments Recovered From Lead Lender. If any payment received by Lead Lender and applied to any obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the obligations to which such payment was applied shall be deemed to have continued in existence, notwithstanding such application, and each Borrower shall be jointly and severally liable for such obligations as fully as if such application had never been made. References in this Agreement to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

        e.  No Release. Until the Note and all other obligations under this Agreement have been paid in full and each and every one of the covenants and agreements of this Agreement are fully performed, the obligations of either Borrower hereunder shall not be released, in whole or in part, by any action or thing (other than irrevocable payment in full) which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Lead Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Lead Lender whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, either Borrower, nor shall any modification of any Note or this Agreement or release of any security therefor by operation of law or by the action of any third party affect in any way the obligations of either Borrower hereunder, and each Borrower hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements, or waivers of any of them. Neither Borrower shall be exonerated with respect to its liabilities under this Agreement by any act or thing except irrevocable payment and performance of the obligations, it being the purpose and intent of this Agreement that the obligations constitute the direct and primary obligations of each Borrower and that the covenants, agreements and all obligations of each Borrower hereunder be absolute, unconditional and irrevocable.

        f.   Actions Not Required. Each Borrower hereby waives any and all right to cause a marshalling of the other Borrower's assets or any other action by any court or other governmental body with respect thereto insofar as the rights of Lead Lender and any Participant hereunder are concerned or to cause Lead Lender or any Participant to proceed against any security for Borrowers' joint and several liability or any other recourse which Lead Lender or any Participant may have with respect thereto, and further waives any and all requirements that Lead Lender or any Participant institute any action or proceeding at law or in equity against the other Borrower or anyone else, or with respect to this Agreement, the Loan Documents, or any collateral security for Borrowers' joint and several liability, as a condition precedent to making demand on, or bringing an action or obtaining and/or enforcing a judgment against, any Borrower. Each Borrower further waives any requirement that Lead Lender or any Participant seek performance by the other Borrower or any other person, of any obligation under this Agreement, the Loan Documents or any collateral security for Borrowers' joint and several liability as a condition precedent to making a demand on, or bringing an action or obtaining and/or enforcing a judgment against, any Borrower. No Borrower shall have any right of setoff against Lead Lender or any Participant with respect to any of its obligations hereunder. Any remedy or right hereby granted which shall be found to be unenforceable as to any person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

        g.  Deficiencies. Each Borrower specifically agrees that in the event of a foreclosure under the Security Agreement, any other security agreement or other similar agreement held by Lead Lender which secures any part or all of Borrowers' joint and several liability and in the event of a deficiency resulting therefrom, each Borrower shall be, and hereby is expressly made, liable to Lead Lender for the full amount of such deficiency notwithstanding any other provision of this Agreement or provision of such agreement, any document or documents evidencing the indebtedness secured by such agreement or any other document or any provision of applicable laws which might otherwise prevent Lead Lender from enforcing and/or collecting such deficiency. Each Borrower hereby waives any right to notice of a foreclosure under any security agreement or other similar agreement given to Lead Lender by any other Borrower, which secures any part or all of Borrowers' joint and several liability.

        h.  Borrowers Bankruptcy. Each Borrower expressly agrees that its liability and obligations under the Note and this Agreement shall not in any way be affected by the institution by or against the other Borrower or any other person or entity of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors, or any action taken or not taken by Lead Lender in connection therewith, and that any discharge of any Borrower's joint and several liability pursuant to any such bankruptcy or similar law or other laws shall not discharge or otherwise affect in any way the obligations of any other Borrower under the Note and this Agreement, and that upon or at any time after the institution of any of the above actions, at Lead Lender's sole discretion, Borrowers' joint and several obligations shall be enforceable against any Borrower that is not itself the subject of such proceedings. Each Borrower expressly waives any right to argue that Lead Lender's enforcement of any remedies against that Borrower is stayed by reason of the pendency of any such proceedings against any other Borrower.

        i.   No Subrogation. Notwithstanding any payment or payments made by any Borrower hereunder or any setoff or application of funds of any Borrower by Lead Lender, such Borrower shall not be entitled to be subrogated to any of the rights of Lead Lender against any other Borrower or any other guarantor or any collateral security or guaranty or right of offset held by Lead Lender for the payment of the obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower or any other guarantor in respect of payments made by such Borrower hereunder, until all amounts owing to Lead Lender by the Borrowers on account of the obligations are irrevocably paid in full. If any amount shall be paid to a Borrower on account of such subrogation rights at any time when all of the obligations shall not have been irrevocably paid in full, such amount shall be held by that Borrower, and shall, forthwith upon receipt by Borrower, be turned over to Lead Lender in the exact form received by Borrower (duly endorsed by Borrower to Lead

    Lender, if required), to be applied against the obligations, whether matured or unmatured, in such order as Lead Lender may determine.

        j.   Relationship of Borrowers. Each Borrower represents that it expects to derive benefits from the extension of credit accommodations to Borrowers by Lead Lender and finds it advantageous, desirable and in its best interests to execute and deliver this Agreement and the Note to Lead Lender.

      19. Amendments. No amendment, modification or waiver of any provision of the Loan Documents and no consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lead Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      20. Marshalling; Payments Set Aside. Lead Lender shall be under no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of the Loan and other Indebtedness of Borrower to Lead Lender. To the extent that Borrower makes a payment or payments to Lead Lender or Lead Lender exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      21. Invalid Provisions. If fulfillment of any provision hereof, or any transaction related thereto at the time performance of any such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and such clause or provision shall be deemed invalid as though not herein contained, and the remainder of this Agreement shall remain operative in full force and effect.

      22. Not Joint Ventures. Lead Lender and each Participant are not, and shall not by reason of any provision of any of the Loan Documents be deemed to be, joint venturers with or partners or agents of Borrower.

      23. Estoppel Certificate. At any time and from time to time, within fifteen (15) Business Days after receipt from the other party hereto of a written request therefor, Borrower or Lead Lender, as the case may be, shall prepare, execute and deliver to such party, and/or any other party which Borrower or Lead Lender, as the case may be, may designate, an estoppel certificate stating: (a) the amount of the unpaid principal balance and accrued interest on the date thereof; (b) the date upon which the last payment was made and the date the next payment is due; and (c) that Borrower has no defenses, claims or offsets against full enforcement hereof according to the terms hereof, or listing and describing any such amendments, changes, defaults, events of default, defenses, claims or offsets which do exist.

      24. Notice of Change of Location. Borrower shall promptly notify Lead Lender of any change in location of Borrower's principal places of business or the offices where it keeps its records concerning accounts and contract rights.

      25. Tax Identification Numbers. The federal tax identification number for PDS Gaming Corporation is 41-1605970. The federal tax identification number for PDS Gaming Corporation-Nevada is 88-0357859. The federal tax identification number for PDS Financial Corporation-

  Mississippi is 72-1379221. The federal tax identification number for PDS Financial Corporation-Colorado is 88-0433506.

      26. Setoffs. If the unpaid principal amount of the Loan, interest accrued thereon or any other amount owing by Borrower under the Loan Documents shall have become due and payable (by demand, acceleration or otherwise), Lead Lender shall have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to set off against, and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner by Lead Lender for the account of, Borrower. Such right shall exist whether or not Lead Lender shall have made any demand hereunder or under any other Loan Document, whether or not such debt owing to or funds held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Lead Lender.

      27. Remedies Cumulative. The rights and remedies herein specified of the parties hereto are cumulative and not exclusive of any rights or remedies, which the parties hereto would otherwise have at law or in equity or by statute.

      28. Integration; Conflicting Terms. This Agreement together with the other Loan Documents comprises the entire agreement of the parties on the subject matter hereof, supersedes, and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of Lead Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement.

      29. Governing Law; Construction. The Loan Documents shall be governed by, and construed in accordance with, Minnesota law. Whenever possible, each, provision of the Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision. The provisions of this Section are irrevocable and may not be rescinded, revoked or amended without the prior written consent of Lead Lender. Borrower acknowledges that Lead Lender and each Participant has relied upon them in entering into the Loan Documents.

      30. Waiver of Jury Trial. Borrower hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Note or any of the documents executed in connection therewith or the transactions contemplated hereby or thereby.

      31. Lead Lender's Acknowledgement of Gaming Requirements and Agreement to Cooperate. Lead Lender acknowledges that Borrower (and each of them, as applicable) holds privileged licenses that are necessary to the operation of its business and is requested from time to time to provide information to government regulatory agencies ("Gaming Authorities), such as the Nevada State Gaming Control Board and Nevada Gaming Commission. Lead Lender agrees to cooperate with Borrower (or any of them, as applicable) in providing information requested by any Gaming Authorities with respect to Lead Lender, any Participant, and/or the transaction contemplated by this Loan Agreement and agrees to notify Borrower upon receipt of any request for information made by Gaming Authorities directly to Lead Lender. Furthermore, Lead Lender agrees that all Participants will enter into an Acknowledgement of Gaming Requirements and Agreement to Cooperate substantially the same as this provision.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the proper officers thereunto duly authorized on the day and year first above written.

(Lead Lender)		PDS GAMING CORPORATION
By:		By:	/s/ JOHAN P. FINLEY

Print Name:		Print Name:	Johan P. Finley

Its:		Its:	CEO

PDS GAMING CORPORATION—COLORADO		PDS GAMING CORPORATION—NEVEDA
By:	/s/ JOHAN P. FINLEY	By:	/s/ JOHAN P. FINLEY

Print Name:	Johan P. Finley	Print Name:	Johan P. Finley

Its:	CEO	Its:	CEO

PDS FINANCIAL CORPORATION MISSISSIPPI
		By:	/s/ JOHAN P. FINLEY

		Print Name:	Johan P. Finley

		Its:	CEO

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  Exhibit 10.2
LOAN AGREEMENT By and Among PDS GAMING CORPORATION, PDS GAMING CORPORATION-NEVADA, PDS FINANCIAL CORPORATION-MISSISSIPPI, PDS GAMING CORPORATION-COLORADO, and BREMER BUSINESS FINANCE CORPORATION
DATED AS OF AUGUST 6, 2001
MASTER LOAN AGREEMENT
RECITALS